AMERICANA HOTELS AND REALTY CORPORATION
                             535 Boylston Street
                         Boston, Massachusetts 02116

To: All Stockholders

   You are cordially invited to attend the Corporation's 1996 Annual Meeting on Tuesday, May 21, 1996 in Boston, Massachusetts.

   The meeting will begin promptly at 11:00 A.M., Boston time, at The Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts.

   At the meeting, you will be asked to (i) re-elect four Directors, (ii) ratify the appointment of the Corporation's independent certified public accountants and (iii) transact such other business as may properly come before the meeting.

   We hope you will attend the meeting in person. However, you are urged to complete the enclosed proxy and return it in the envelope provided as the vote of every Stockholder is important. Please note that returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Sincerely,
John A. Cervieri Jr.
Chairman of the Board

March 29, 1996

                    AMERICANA HOTELS AND REALTY CORPORATION
                             535 Boylston Street
                         Boston, Massachusetts 02116

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of Stockholders of Americana Hotels and Realty Corporation (the "Corporation") will be held at The Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts 02116 on Tuesday, May 21, 1996 at 11:00 A.M., Boston time, for the following purposes:

     1. to re-elect four (4) Directors;

     2. to ratify the appointment of KPMG Peat Marwick as the Corporation's independent certified public accountants for 1996; and

     3. to transact such other business as may properly come before the meeting.

   Only Stockholders of record at the close of business on Friday, March 29, 1996 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof. A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1995 is enclosed herewith.

By Order of the Board of Directors
Morris W. Kellogg
Secretary

Boston, Massachusetts
March 29, 1996


                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, please sign and date the enclosed proxy and return it promptly in the envelope provided, which requires no postage if mailed in the United States.

                                PROXY STATEMENT
                                      of
                   AMERICANA HOTELS AND REALTY CORPORATION
                             535 Boylston Street
                         Boston, Massachusetts 02116

       SOLICITATION AND REVOCABILITY OF PROXIES; PRINCIPAL STOCKHOLDERS

Solicitation of Proxies


THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICANA HOTELS AND REALTY CORPORATION (the "Corporation") for use at the Annual Meeting of Stockholders to be held at The Four Seasons Hotel, 200 Boylston Street, Boston, Massachusetts on Tuesday, May 21, 1996 at 11:00 A.M., Boston time, and at any adjournment thereof. The matters to be considered and acted upon at the meeting are listed in the foregoing Notice of the Annual Meeting of Stockholders and described below in this Proxy Statement.


All expenses in connection with this solicitation will be borne by the Corporation. It is expected that solicitation will be made primarily by mail, but representatives of the Corporation may also solicit proxies by telephone or in person without special compensation. The firm of Kissel-Blake Inc. has been engaged to solicit proxies on behalf of the Corporation. The fee for this service is estimated at $6,000 plus out-of-pocket expenses, which costs and expenses will be borne by the Corporation. The Corporation will also reimburse banks, brokers and other persons holding shares in their names, or in the names of their nominees, for their expense in sending proxy materials to their clients who are beneficial owners of shares. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being mailed on or about April 10, 1996 to stockholders of record on March 29, 1996.


Revocability of Proxies

Any proxy delivered pursuant to this solicitation is revocable at any time prior to exercise at the option of the person executing the same. If not revoked, the shares represented thereby will be voted at the meeting. A stockholder giving a proxy may revoke it at any time prior to its exercise
(i) by written notice of revocation to the Secretary of the Corporation, (ii) by the execution of a proxy bearing a later date or (iii) by attending the meeting and voting in person.


Voting Securities and Principal Stockholders of the Corporation
At the close of business on March 29, 1996, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders, there were outstanding 6,524,375 shares of the Corporation's common stock ("Common Stock"), constituting all the outstanding voting securities of the Corporation.

The following table sets forth, as of March 15, 1996 unless otherwise noted therein, information with regard to the ownership of shares of the Corporation's Common Stock by persons known to the Corporation to be the beneficial owner of more than 5% of the Common Stock and by all directors and executive officers of the Corporation, as a group:


Title                                              Shares         Percent
  of              Name and address              beneficially     of Class
Class           of beneficial owner                owned            (5)
 -----    ---------------------------------   ---------------    ---------
Common     Clover Capital Management, Inc.
           11 Tobey Village Office Park
           Pittsford, NY 14534                  394,500 (1)       6.0%

Common     Elliott Associates, L.P. and
           Mr. Paul E. Singer
           712 5th Avenue, 36th Floor
           New York, New York 10019             475,600 (2)       7.3%

Common     Heine Securities Corporation and
           Michael F. Price
           51 John F. Kennedy Parkway
           Short Hills, New Jersey 07078        539,600 (3)       8.3%

Common     John A. Cervieri Jr.
           c/o Property Capital Trust
           One Post Office Square
           Boston, Massachusetts 02109          543,475 (4)       8.3%

Common     All directors and executive
           officers as a group (5
           individuals)                         846,475           13%


1. Clover Capital Management, Inc. has sole voting, investment and dispositive powers with respect to 393,500 shares, and shared voting, investment and dispositive powers with officers of Clover Capital Management, Inc. with respect to 1,000 shares. Information regarding these shares has been derived from filings with the Securities and Exchange Commission on February 13, 1996.


2. Elliott Associates, L.P. and Paul E. Singer, General Partner, have sole voting, investment and dispositive power with respect to all 475,600 shares. Information regarding these shares has been derived from filings with the Securities and Exchange Commission on March 24, 1994 made by Elliott Associates, L.P. and Paul E. Singer.

3. Heine Securities Corporation and Michael F. Price, President, have sole voting, investment and dispositive power with respect to all 539,600 shares. Heine Securities Corporation is the investment advisor to and exercises investment discretion and voting authority with respect to the shares owned by Mutual Series Fund, Inc. Mr. Price has no interest in dividends or proceeds from the sale of such shares, owns no shares of common stock for his own account and disclaims beneficial ownership of all shares of common stock reported by Heine Securities Corporation. Information regarding these shares has been derived from filings with the Securities and Exchange Commission on February 12, 1993 made by Heine Securities Corporation and Michael F. Price.

4. Includes 436,375 shares owned outright, 25,000 shares owned by a partnership in which Mr. Cervieri is a General Partner, 36,100 shares owned by Property Capital Associates, Inc., and 46,000 shares held by the Boxer Trust, a profit sharing plan and allocated to Mr. Cervieri. It does not include 100,000 shares owned by Eva-Inge Cervieri, the wife of Mr. Cervieri, 50,000 shares held in trust or in custodial accounts for the benefit of the four children of Mr. Cervieri of which Mrs. Cervieri is the Trustee or Custodian, or 24,600 shares owned by other participants of the Boxer Trust, in all of which shares Mr. Cervieri disclaims beneficial ownership.


5. The class is calculated based upon 6,524,375 shares of Common Stock outstanding as of March 15, 1996.

NOMINATION AND ELECTION OF DIRECTORS

   IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED, UNLESS SUCH AUTHORITY IS WITHHELD, FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR NAMED IN THE TABLE BELOW. The term of office of each Director will be until the next annual election of Directors and until a successor is elected and qualified or until the earlier resignation or removal of the Director. In the event that any nominees should become unavailable (which is not anticipated), the Board of Directors, in its discretion, may, unless the Board of Directors provides by resolution for a lesser number of Directors, designate substitute nominees, in which event such shares will be voted for such substitute nominees.

   The Nominees. John A. Cervieri Jr. and William A. Kaynor have served as Directors of the Corporation since 1981. Mr. John F. Sexton was elected a Director of the Corporation in 1982. Mr. George H. Bigelow was elected a Director of the Corporation in 1986.


   The following table sets forth, as of March 15, 1996, certain information concerning the four nominees and the executive officers, including the amount and nature of beneficial ownership of shares of the common stock of the Corporation held by them. Except as noted below, the individual named has sole voting and sole investment power over such shares.


   Nominee and                                                       Percent
    Positions               Principal Occupations         Shares        of
    Held With                for Past Five Years      Beneficially    Class
   Corporation    Age         and Directorships           Owned        (3)
 ---------------- ----    ----------------------------    ---------    -------
George H.                 President, Americana
  Bigelow                 Corporation, Boston,
  President and           Massachusetts since March
  Chief Operating         1986; Chairman, President
  Officer since           and Chief Executive
  March 1986              Officer, HCW Properties
                          Incorporated, Boston,
                          Massachusetts, 1984-1986;
                          Senior Vice President and
                          Chief Investment Officer,
                          PaineWebber Properties
                          Incorporated, Boston,
                   53     Massachusetts 1981-1984.       166,500       2.6%

John A. Cervieri          Managing Trustee of
  Jr.                     Property Capital Trust,
  Chairman of the         Boston, Massachusetts, a
  Board of                real estate investment
  Directors and           trust, since 1969;
  Chief Executive         Chairman of Property
  Officer since           Capital Associates, Inc.
  March 1986 (2)          and its affiliates since
  (4)                     1971; Director of
                          BayBanks, Inc., Boston,
                  65      Massachusetts since 1980.      543,475(4)    8.3%

William A.                Senior Counsel to law firm
  Kaynor                  of Davis Polk & Wardwell,
  None (1) (2)            New York, 1991-1995;
                          Partner, Akin Bay Company,
                          securities, New York City,
                          1991-1995; Secretary and
                          Director, Segue Software,
                          Inc., Newton Centre, MA,
                          1991-1995; consultant to
                          Unit Investment Trust
                          Division, Merrill Lynch,
                          Pierce Fenner & Smith,
                          Incorporated, 1989-1990;
                          Partner, Davis Polk &
                  72      Wardwell, 1961-1989.             1,000       *

John F. Sexton            Chairman of the Board,
  None (1) (2)            Evans-McKinsey & Company,
                          Dallas, Texas; Director,
                          Forecast Homes; Director,
                          Forum Retirement Partners;
                          Chairman, Mutual Equity
                          Mortgage Company, Chief
                          Financial Officer, Lomas
                          Financial Corp., through
                  63      1992.                          100,500        1.5%

Morris W.                 Vice President and
  Kellogg                 Treasurer of Americana
  Vice President,         Corporation, Boston,
  Treasurer and           Massachusetts, since
  Chief Financial         April, 1986; Senior Vice
  Officer since           President and Treasurer,
  April 1986 and          HCW Properties
  Secretary since         Incorporated, Boston,
  June 1987               Massachusetts 1984-1986;
                          Senior Vice President and
                          Treasurer, PaineWebber
                          Properties Incorporated,
                          Boston, Massachusetts
                          1980-1984; prior to 1980,
                          a certified public
                          accountant associated with
                  48      Coopers & Lybrand.             35,000        *

 * Indicates that the percentage of shares beneficially owned does not exceed 1 percent.

1. Member of the Audit Committee.

2. Member of the Executive Committee.


3. The percent is calculated based upon 6,524,375 shares of Common Stock outstanding as of March 15, 1996.


4. Includes 436,375 shares owned outright, 25,000 shares owned by a partnership in which Mr. Cervieri is a General Partner, 36,100 shares owned by Property Capital Associates, Inc., and 46,000 shares held by the Boxer Trust, a profit sharing plan and allocated to Mr. Cervieri. It does not include 100,000 shares owned by Eva-Inge Cervieri, the wife of Mr. Cervieri, 50,000 shares held in trust or in custodial accounts for the benefit of the four children of Mr. Cervieri of which Mrs. Cervieri is the Trustee or Custodian, or 24,600 shares owned by other participants of the Boxer Trust, in all of which shares Mr. Cervieri disclaims beneficial ownership.

   Compensation of Directors and Officers. (a) Executive Compensation--Executive officers of the Corporation do not receive any cash compensation, bonuses or deferred compensation in their capacity as officers. There were no plans pursuant to which cash or non-cash compensation was paid or distributed to executive officers during fiscal 1994 nor is any such compensation currently proposed to be paid or distributed in the future.

   (b) Directors' Compensation--Each Director receives an annual fee of $20,000 for his services as such; in addition, each Director receives $1,000 for each meeting attended. The Corporation also reimburses the Directors for their expenses in attending Directors' meetings.

   In 1983, the Corporation adopted a Directors' Deferred Compensation Plan whereby Directors may elect to defer payment of their fees until a future selected date. In December, 1988, the Board voted unanimously to modify the Directors' Deferred Compensation Plan to discontinue the option which allowed future fees to be notionally invested in the Corporation's shares after December 31, 1988. Deferred fees are credited to an interest earning account which earns interest at rates which approximate the Corporation's cost of funds and, as liquidating distributions are paid to stockholders, corresponding per share amounts are paid on any notional share balances either to the Director or to his interest earning account.

   In April, 1988, the Board of Directors established a Liquidation Oversight Committee to monitor, analyze and make recommendations to the Board on issues affecting the Corporation during the term of the Liquidation Plan. From 1989 through 1992, the Committee consisted of Messrs. Bigelow, Kaynor, Sexton and Jack Carlson, a former

Director. Messrs. Kaynor and Sexton each received an annual fee of $24,000 plus expenses in 1989, 1990 and 1991, and the fee was reduced to $12,000 per annum as of June, 1992. Effective June 1, 1993, the Board added John A. Cervieri Jr. to the Committee and reduced the fee to $6,000 per annum. At its February 27, 1996 Board meeting, the Board voted to dissolve the Liquidation Oversight Committee effective on the date of the 1996 Annual Meeting.

   Meetings of the Board of Directors. During 1995 there were 4 meetings of the Board of Directors. The Corporation has standing Audit and Executive Committees and does not have standing Nominating or Compensation Committees. All of the Directors who served as Directors during 1994 and are nominated for election attended 100% of their respective Board of Directors and committee meetings during the year ended December 31, 1995.

   The Audit Committee is composed entirely of Directors who are not in any way affiliated with the investment advisor to the Corporation (the "Advisor"), Americana Corporation, or any of its affiliates. The Audit Committee performs such functions and has such duties, powers and limitations with respect to matters concerning auditing of and financial reporting by the Corporation as may be determined by the Board of Directors. In 1995, the Audit Committee consisted of Messrs. Kaynor and Sexton. The Audit Committee met formally two times during 1995.

   The Executive Committee has authority to exercise all powers of the Board of Directors, except that it does not have the authority to issue shares of the Corporation's Common Stock, declare dividends or distributions in stock, elect directors or officers, approve investment commitments, adopt changes in the Corporation's investment policies, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws or approve any merger or share exchange which does not require stockholder approval. The Executive Committee did not meet formally during 1995.


Certain Relationships and Related Transactions


Americana Corporation ("the Advisor") advises the Corporation with respect to its investments and administers the day-to-day operations of the Corporation, all subject to the general supervision of the Corporation's Board of Directors. The Corporation's President, George H. Bigelow is the sole shareholder of the Advisor. Of the four Directors of the Corporation, only one, George H. Bigelow, is affiliated with the Advisor.


As part of the Restructuring Plan, the Corporation entered into an advisory agreement with the Advisor, which had an initial term of five years beginning May 9, 1986. This agreement provided for an annual base fee equal to the greater of $800,000 or 10% of adjusted net income as defined. The agreement also provided for an incentive fee equal to 10% of the excess, if any, of net gains over net losses (as defined) from the disposition of specified investments. In connection with the advisory agreement, the Corporation issued to the Advisor options to purchase 1,459,375 shares of its common stock at an initial exercise price of $10.63, which was the average market price of the stock for the 30 days prior to the issuance of options on May 9, 1986. The option exercise price was subsequently reduced by amounts equal to liquidating distributions paid by the Corporation.


As part of the Corporation's Plan of Liquidation, it was anticipated that the Corporation would exercise its termination rights under the advisory agreement and enter into a new advisory agreement with the Advisor which would allow it a lower base fee and more flexibility with regard to the termination of the agreement and the ultimate liquidation of the Corporation. On December 1, 1990, the Corporation exercised such termination rights. The new advisory agreement provides for a base fee, a continuation of the existing 10% incentive fee concerning net gains from property dispositions and a 15% incentive fee based on proceeds in excess of defined amounts from the sale of properties. The agreement contemplates that the amount of the annual base fee will be subject to adjustment based on considerations of the time and services the Advisor will provide. The agreement can be terminated upon two months' notice by the Corporation, or six months' notice by the Advisor, and has no provision for payment of termination fees.

Aggregate fees paid to the Advisor were $560,000 of base fees in 1995; $580,000 in 1994; $512,000 in 1993; and $663,000 in 1992 (comprised of
$400,000 base fees and $263,000 incentive fees related to the disposition of the Snow King Resort in Jackson, Wyoming).

During 1993, the Corporation paid $60,000 in consulting fees to Property Capital Associates, Inc., a corporation wholly owned by John A. Cervieri Jr., Chairman of the Corporation. The Corporation also paid $36,000 in consulting fees to Akin Bay Company, a partnership which is approximately 50% owned by William A. Kaynor, a director of the Corporation.

                           STOCK PERFORMANCE GRAPH

   The graph below shows a comparison of the five year cumulative total stockholders' return assuming $100 invested in Americana Hotels and Realty Corporation Common Stock on December 31, 1990 compared to a similar investment in the Standard & Poor's Composite 500 Stock Price Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Hybrid REIT Index. The graph assumes all liquidating distributions and dividends are reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.


********************************** [LINE GRAPH] ******************************


               Comparison of Five-Year Cumulative Total Return


               12/31/90   12/31/91  12/31/92  12/31/93  12/31/94   12/31/95
- -------------    ------     ------    ------    ------    ------    --------
AHRC             $100       $ 92      $ 93      $108      $123       $156
S&P 500          $100       $130      $141      $155      $157       $215
NAREIT Hybrid    $100       $139      $162      $197      $204       $251

*****************************************************************************


                       RATIFICATION OF THE APPOINTMENT
                 OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   At the Annual Meeting of Stockholders, stockholders will vote on the ratification of the appointment of KPMG Peat Marwick as the Corporation's independent certified public accountants for fiscal 1995. KPMG Peat Marwick has served as the Corporation's independent certified public accountants since the Corporation's inception in 1982. A representative of KPMG Peat Marwick will be present at the Annual Meeting of Stockholders to answer any stockholder questions. The representative will be given the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions. KPMG Peat Marwick has no financial interest in the Corporation and has not had any connection with the Corporation in the capacity of promoter, underwriter, trustee, director, officer or employer. Although not required to do so, the Board of Directors considers it advisable to submit the appointment of KPMG Peat Marwick to the Corporation's stockholders for their ratification.

   If the stockholders do not ratify the appointment of KPMG Peat Marwick, the Board of Directors will give consideration to the appointment of other independent certified public accountants at the earliest practicable date.

   The Directors of the Corporation recommend a vote FOR the ratification of the appointment of KPMG Peat Marwick as the Corporation's independent certified public accountants.

OTHER BUSINESS

   The Directors do not intend to present any other business before the Annual Meeting of Stockholders and have no reason to believe that any will be presented to the meeting. If, however, any other business should properly be presented to the meeting, the persons named in the enclosed form of proxy will vote such proxy in accordance with their judgment on any such matter.

                          INCORPORATION BY REFERENCE

   The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 is incorporated herein by reference.


               SUBMISSION OF PROPOSALS FOR 1997 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Corporation's Secretary at 535 Boylston Street, Boston, Massachusetts 02116, no later than February 28, 1997.


BY ORDER OF THE BOARD OF DIRECTORS
Morris W. Kellogg, Secretary


March 29, 1996
Boston, Massachusetts

PROXY
                   AMERICANA HOTELS AND REALTY CORPORATION
                             535 Boylston Street
                         Boston, Massachusetts 02116


   This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints John F. Sexton and William A. Kaynor as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and to vote as designated below, all the shares of Common Stock of Americana Hotels and Realty Corporation held of record by the undersigned on March 29, 1996 at the Annual Meeting of Stockholders to be held on May 21, 1996 or any adjournment thereof.


1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below           [ ] WITHHOLD AUTHORITY to
       (except as marked to the                    vote for all
       contrary below)                             nominees listed below

          G.H. Bigelow, J.A. Cervieri Jr., W.A. Kaynor, J.F. Sexton

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE CORPORATION.

   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                                       (Continued, to be signed on other side)

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2.

                                            _________________________________
                                                         Signature
                                            _________________________________
                                                 Signature if held jointly


                                            Dated: ___________________ , 1996


                                            ---------------------------------
                                            Please mark, sign, date and
                                            return the proxy card promptly
                                            using the enclosed envelope.
                                            ---------------------------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.